EXHIBIT 10.11
                                                                   -------------


            SECOND ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997
            --------------------------------------------------------

     THIS SECOND ADDENDUM TO LICENSE AGREEMENT DATED JUNE 24, 1997 by and between Eddie Bauer, Inc., a Delaware corporation with a principal place of business at 15010 N.E. 36th Street, Redmond, Washington 98052 ("Licensor") and Signature Eyewear, Inc., a California corporation, with a principal place of business at 498 N. Oak Street, Inglewood, California 90302 ("Licensee") is dated July 30, 2002 and is effective as of the date hereof. The License Agreement Dated June 24, 1997 shall be referred to hereinafter as "License Agreement" and this Second Addendum to the License Agreement shall be referred to hereinafter as "Second Addendum".

1. The First Addendum to License Agreement Dated June 24, 1997 is hereby terminated.

2. In the event of a conflict or ambiguity between this Second Addendum and the License Agreement, the Second Addendum shall control. Any matter not addressed in this Second Addendum shall be governed by the License Agreement.

3. The original exhibits attached to the License Agreement shall remain in full force and effect with respect to Licensed Products (hereinafter defined) except that Exhibit C is stricken and replaced with the attached Exhibit C and the royalties set forth in the attached Exhibit C shall govern.

4. This Addendum shall be in effect from the date first written above.

5. Section 3.1 of the License Agreement is stricken and replaced with the following:

                        The License shall be in effect from the date first above written to December 31, 2005 (the "Term"), or such later date as may be determined in accordance with Section 3.2, if not sooner terminated pursuant to the terms of this License.

6. Section 3.2 of the License Agreement is stricken and replaced with the following:

                        If not earlier terminated, Licensee may renew this License Agreement for one (1) two (2) year term upon written notice of intent to renew given no sooner than one hundred fifty (150) days and no later than ninety
                        (90) days prior to December 31, 2005. Provided however, that at Licensor's option, this License Agreement shall not be renewed if: (i) Licensee is material breach of this License Agreement; and (ii) within 30 days of receipt of such renewal notice, Licensor notifies Licensee in writing that it elects not to permit renewal of the License as a result of such material breach (which notice specifies in reasonable detail the nature of such breach); and (iii) Licensee fails to cure and correct such breach within 30 days of receipt of such notice. Any such renewal shall be on the same terms as this License Agreement.







  * Certain portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

7. Section 3.7 of the License Agreement is stricken and left "Intentionally Blank".

8. Section 6.2 is stricken and replaced with the following:

                        Licensee warrants that it will budget and spend for advertising, merchandising and marketing (including point of purchase displays) of the Licensed Products in U.S. dollars at least [*] during each Contract Year commencing with the Contract Year January 1, 2002 to December 31, 2002.

9. Section 8.4 of the License Agreement is stricken and left "Intentionally Blank".

10. Section 8.6 of the License Agreement is stricken and replaced with the following:

                        8.6.1 Licensee shall comply with all reasonable procedures which Licensor may from time to time implement regarding the approval of Products and advertising materials for the Products and/or Licensed Product. The approval procedures shall be carried out on prescribed forms to be supplied to Licensee by Licensor, and shall incorporate the basic approval requirements and steps outlined in the following subsections. Licensee shall be provided with reasonable notice of any change in the procedures. All approval submissions will be routed through Licensor. Licensee shall retain in its files all materials relating to approvals while this Agreement remains in effect and for one year thereafter.

                        8.6.2 Licensee shall submit to Licensor for review and approval the following materials for Licensed Products, in the order stated:

                        (i) a concept for the proposed Product showing by rough artwork and product designs the nature and appearance of the proposed Product;

                        (ii) finished artwork for the Product showing the exact use of the Copyrights and Trademarks on or in connection with the proposed Product;

                        (iii) a prototype or early sample of the Product, and any revised prototype or samples, at each major phase of development prior to commencement of production;

                        (iv) one identical production sample of the Product, to be submitted immediately upon commencement of production.

                        Licensee shall comply with all of the foregoing approval steps for each Licensed Product, obtaining written




  * Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                        approval from Licensor at each step of the process. Upon request of Licensor, Licensee shall provide Licensor with all results of product safety testing conducted with respect to the Products whether by Licensee or third parties. Failure to obtain any such approvals shall be a material breach of this Agreement and upon the demand of Licensor, and in addition to any other remedies Licensor may have, Licensee shall remove the unapproved Licensed Product from sale.

                        8.6.3 With respect to each different time of advertising material which Licensee (or any party acting on its behalf) proposes to produce and use under this Agreement and with respect to all marketing and presentation of the Licensed Products in National and International trade shows and consumer fairs and shows, Licensee shall submit to Licensor for review and approval by Licensor the following materials, in the order stated:

                        (i) proposed concept with written copy for the item of advertising material with attached rough art showing how the Copyrights and Trademarks will be used in connection with the copy;

                        (ii) final copy for the item showing the use of the Copyrights or Trademarks;

                        (iii) a final printed sample of the item (as, for example, in the case of labels, hangtags, printed brochures, catalogs and the like).

                        Licensee shall comply with all of the foregoing steps for each item of advertising material, trade shows, consumer fairs and shows, obtaining written approval from Licensor, at each step of the process, unless by prior written notice from Licensor it is exempted from any such step with respect to a specific item of advertising material.

                        Failure to obtain any such approvals shall be a material breach of this Agreement and upon the demand of Licensor, and in addition to any other remedies Licensor may have, Licensee shall remove the unapproved advertising and/or or pull unapproved materials from distribution.

                        8.6.4 Licensee shall submit to Licensor for review and approval all packaging materials for Licensed Products, in the order stated:

                        (i) a concept for the proposed packaging showing rough artwork, copy and packaging designs, and the nature and appearance of the proposed packaging;

                        (ii) finished artwork and copy for the packaging showing the exact use of the Copyrights and Trademarks on or in connection with the proposed packaging;

                        (iii) a prototype or early sample of the packaging, and any revised prototype or samples, at each major phase of development prior to commencement of production;

                        (iv) one identical production sample of the packaging to be submitted immediately upon commencement of production.

                        Licensee shall comply with all of the foregoing approval steps for each Licensed Product, obtaining written approval from Licensor at each step of the process. Upon request of Licensor, Licensee shall provide Licensor with all results of package quality assurance testing conducted with respect to the Products whether by Licensee or third parties. Failure to obtain any such approvals shall be a material breach of this Agreement and upon the demand of Licensor, and in addition to any other remedies Licensor may have, Licensee shall remove from sale the Licensed Product contained in any and all unapproved packaging.

                        8.6.5 Licensor shall have the right to disapprove any materials submitted under Sections 8.6.2, 8.6.3 and
                        8.6.4 if it determines, in its sole discretion, that the materials in question would impair the value and goodwill associated with the Licensed Marks, the Licensed Products and/or Licensor's licensing program. Failure to obtain any such approvals shall be a material breach of this Agreement and, in addition to any other Licensor remedies, and upon demand of Licensor, Licensee shall remove all Licensed Product from sale and/or discontinue advertising.

                        8.6.6 Licensor agrees to use reasonable efforts to notify the Licensee in writing of approval or disapproval by Licensor of any materials submitted to Licensor under Sections 8.6.2, 8.6.3 and 8.6.4 within 10 business days after Licensor's receipt of such materials, and agrees, in the case of disapproval, to notify Licensee in writing of the reasons for disapproval. Licensee's lack of receipt of notice shall not under any circumstances be construed as approval.

                        8.6.7 In order to maintain a consistent brand image, Licensee shall submit to Licensor a comprehensive marketing plan for the next calendar year no later than three months prior to the commencement of the next calendar year which plan shall include advertising strategy and tactics, including timetables ("Comprehensive Marketing Plan"). The Comprehensive Marketing Plan shall be subject to the prior written approval of Licensor, which approval shall not be unreasonably withheld. Licensor may, at its option, provide a strategic outline for the Comprehensive Marketing Plan.

11. Section 8.9 of the License Agreement is stricken and left "Intentionally Blank".

12. Except as modified by the Second Addendum, all other terms and conditions of the License Agreement shall remain in full force and effect.

EDDIE BAUER, INC.
Licensor


By:  /s/ Michael Luce
     -------------------------

Title:   V.P.
       -----------------------

Date:    8/02/02
       -----------------------



SIGNATURE EYEWEAR, INC.
Licensee


By: /s/ Michael Prince
    --------------------------

Title: Chief Financial Officer
       -----------------------

Date:  8/06/02
      ------------------------

                                   EXHIBIT "C"

                                ROYALTY SCHEDULE



The following royalty rate shall apply during the Term:

            For the period January 1, 1998 through June 30, 2002, a royalty of [*]% of total Net Sales on annual Net Sales of $[*] to $[*];

            For the period January 1, 1998 through June 30, 2002, a royalty of [*]% of total Net Sales on annual Net Sales of $[*] and above;

            For the period July 1, 2002 through the end of the Term and any renewal permitted pursuant to Section 3.2, a royalty of [*]% of total Net Sales, [*] of the amount of annual Net Sales.

An additional [*]% of total Net Sales shall be paid on all sales made directly to distributors and in countries in the Territory other than the U.S.


Minimum Royalty

There shall be a Minimum Royalty deemed earned upon execution of this Addendum and payable within thirty days after each Contract year for which the payment is due, including any renewal term, as follows:

For Contract Year 1997 there shall be no Minimum Royalty;

For Contract Year 1998, the Minimum Royalty shall be $[*];

For Contract Year 1999, the Minimum Royalty shall be $[*];

For Contract Year 2000, the Minimum Royalty shall be $[*];

For Contract Year 2001, the Minimum Royalty shall be $[*];

For Contract Year 2002, the Minimum Royalty shall be $[*];

For Contract Year 2003, the Minimum Royalty shall be $[*];

For Contract Year 2004, the Minimum Royalty shall be $[*];

For Contract Year 2005; the Minimum Royalty shall be $[*];







  * Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

For each Contract Year of any renewal period, the Minimum Royalty shall be $[*].

In the event of Licensee's default, all Minimum Royalty payments shall be accelerated and due in full.

Licensee agrees to pay Licensor $[*] upon License Agreement signing, which shall be applied against the first royalties (minimum or actual) accruing in 1998. This provision has been satisfied in accordance with its terms prior to the date of the Second Addendum.

This Exhibit, dated July 30, 2002, is incorporated by reference in the Second Addendum to License Agreement dated July 30, 2002.

Approved:

Eddie Bauer, Inc.


By: /s/ Michael Luce
    ----------------------


Signature Eyewear, Inc.


By: /s/ Michael Prince
    ----------------------











  * Omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                          ACKNOWLEDGMENT OF ASSIGNMENT

     This Acknowledgment of Assignment is effective the 1st day of January, 2003 (the "Effective Date") by and between Eddie Bauer, Inc. ("EB") and Signature Eyewear, Inc. ("Acknowledging Party").

     WHEREAS, EB has assigned, transferred, and set over to Eddie Bauer Diversified Sales LLC ("EB Sales"), a wholly owned limited liability company, all rights, interest, powers and privileges of EB under the License Agreement entered into on June 24, 1997 by and between EB and Acknowledging Party (the "Agreement");

     WHEREAS, by such assignment, EB Sales has assumed all duties, liabilities and obligations of EB under the Agreement; and,

     WHEREAS, the parties desire the assignment to be effective as of January 1, 2003; and,

     WHEREAS, EB and EB Sales desire that Acknowledging Party acknowledge and consent to such assignment.

     IT IS THEREFORE AGREED that for and in consideration of the following, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1. Acknowledging Party hereby consents to the assignment of the Agreement from EB to EB Sales.

2. From the Effective Date to the date of the expiration or the termination of the Agreement, and thereafter as to any surviving duties, liabilities and obligations, EB Sales shall solely perform all such duties, liabilities and obligations as required under the Agreement. Further, EB Sales shall be responsible for and liable to Acknowledging Party for any and all failures or breaches of EB in its performance of EB's duties, liabilities and obligations arising or required under the Agreement prior to the Effective Date (for which EB may defend and indemnify EB Sales for any and all related costs, attorneys' fees, damages and awards). EB Sales is entitled to exercise any and all rights, interests, powers and privileges of EB arising or permitted prior to or based upon events occurring prior to the Effective Date.

3. Notwithstanding the foregoing paragraph, EB hereby guarantees the performance of EB Sales under the Agreement.

Eddie Bauer, Inc.                            Eddie Bauer Diversified Sales LLC


By: /s/ Fabian Mansson                       By: /s/ Kenneth R. Zilch
    --------------------                         --------------------
Name:  Fabian Mansson                        Name:  Kenneth R. Zilch


Acknowledged and Consented to by the below named Acknowledging Party:


     SIGNATURE EYEWEAR, INC.
-----------------------------------
 Print Name of Acknowledging Party

By: /s/ Michael Prince
    -------------------------------
Name: Michael Prince
      -----------------------------
Date: 12/29/02
      -----------------------------